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                                                                    Exhibit 23.5

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 33-56955) and related Prospectus of First Bank System, Inc. for the registration of 1,800,000 shares of its common stock and to the incorporation by reference therein of our report dated January 19, 1994, with respect to the consolidated financial statements of Metropolitan Financial Corporation included in First Bank System, Inc.'s Current Report on Form 8-K dated August 5, 1994, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP
                                             ----------------------
                                                 Ernst & Young LLP
Minneapolis, Minnesota
February 13, 1995